UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of report (Date of earliest event reported): May 6, 2005

                            BEACON POWER CORPORATION
               (Exact Name of Registrant as Specified in Charter)

            DELAWARE                     001-16171              04-3372365
(State or Other Jurisdiction of   (Commission File Number)    (IRS Employer
          Incorporation)                                    Identification No.)

            234 BALLARDVALE STREET
                WILMINGTON, MA                                   01887
    (Address of Principal Executive Offices)                   (Zip Code)

        Registrant's telephone number, including area code: 978-694-9121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                Section 1 - Registrant's Business and Operations


Item 1.01  Entry into a Material Definitive Agreement.

Item 5.02 Departure of Director and Principal Officer; Election of Director; Appointment of Principal Officer

     Beacon Power Corporation (the "Company") has announced that effective as of May 6, 2005, Philip J. Deutch resigned as a director of the Company and John C. Fox was appointed to fill the vacancy created by Mr. Deutch's resignation.
Messrs. F. William Capp, Jack P. Smith, Stephen P. Adik, Kenneth M. Socha and William E. Stanton will continue as directors of the Company. Mr. Deutch has indicated that his reasons for deciding to resign are personal and unrelated to his service as a director of the Company. Mr. Deutch has also indicated that his resignation is not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

     Mr.  Fox is also a  member  of the  board  of  directors  of  NxtPhase  T&D
Corporation ("NxtPhase"). The Company and a wholly-owned subsidiary of the Company have entered into an Arrangement Agreement with NxtPhase for the acquisition of all outstanding common shares and Class A preferred shares of NxtPhase. Mr. Fox is a managing director of Perseus, L.L.C., which through its affiliates, is the largest stockholder of each of NxtPhase and the Company.

     Since the beginning of the last fiscal year for each of the Company and NxtPhase, there have been no transactions, or series of transactions between Mr. Fox or any member of his immediate family and either the Company or NxtPhase in which the amount involved exceeded $60,000 and in which Mr. Fox or his immediate family has, or will have, a direct or indirect material interest.

     The Company will provide Mr. Fox with stock options and cash fees in accordance with its policies for its directors. For the vesting period commencing May 6 and ending November 30, 2005, the options granted to him will cover 29,168 common shares, at an exercise price of $0.87 per share. The options vest in equal monthly installments, and vesting ceases when Mr. Fox is no longer a director. Vested options are forfeited in the event of breach of conduct.

     A copy of the Company's form of Indemnification Agreement for directors is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company will sign a copy of this agreement with Mr. Fox and its other directors, and will also sign a substantially identical version of it with its executive officers. The current form represents an amendment to the form used in the past, principally in how it defines change of control for purposes of the agreement's provisions that give indemnified persons certain protective rights when such a change has occurred. The principal changes in the definition include increasing from 35% to 40% the percentage that a stockholder must obtain for such percentage to constitute a change of control, exempting from the definition a merger in which the persons who own the Company before the merger own at least 80% of the Company after the merger, and clarifying that no event constitutes a change of control if the event has been approved by appropriate members of the Board of Directors.

     A copy of the press release issued by the Company on May 10, 2005 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

                  Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

     10.1    Form of Indemnification Agreement.

     99.1    Press release of Beacon Power Corporation dated May 10, 2005.

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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BEACON POWER CORPORATION



Date:  May 10, 2005                    By:/s/ James M. Spiezio
                                          -----------------------
                                       Name:  James M. Spiezio
                                       Title:  Chief Financial Officer


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                                  Exhibit Index

Exhibit No.                Description

10.1     Form of Indemnification Agreement.

99.1     Press release of Beacon Power Corporation dated May 10, 2005.